                                                                   EXHIBIT 10.19

                                          CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTIONS OF THIS DOCUMENT
                                          HAVE BEEN REDACTED AND HAVE BEEN
                                          SEPARATELY FILED WITH THE COMMISSION.

                SECOND APPENDIX TO THE COOPERATION AGREEMENT AND
                ------------------------------------------------
                                  RMR AGREEMENT
                                  -------------

                 Made and executed in Holon on December 28, 2003

BETWEEN          Arad Technologies, Ltd., of: 6 Hacarmel, Yokneam
                 Hereinafter: "ARAD"

AND BETWEEN      Telematics Wireless, Ltd. (formerly, Tadiran Telematics, Ltd.), of: 26 Hamelacha St., Holon
                 Hereinafter: "TELEMATICS"

WHEREAS          The parties have signed agreements between them on December 3,
                 2000 and June 14, 2001 regarding cooperation in the AMR field, and an appendix to these agreements dated December 11, 2002
                 (hereinafter, "The Agreements");

AND WHEREAS      The parties wish to supplement and update the Agreements
                 according to changes in the time requirements,

          THEREFORE THE PARTIES HAVE AGREED AND STIPULATED AS FOLLOWS:

1.   Telematics shall manufacture and provide Arad with an additional *** units as specified below:

     A)   Around *** TMW units at $ ***  per unit. The previous price
          ($ *** ) shall remain valid up to and including the deliveries made in
          February 2004. Units shall be delivered and distributed according to the order appended to this agreement, and shall be provided not later than

***   Confidential material redacted and filed separately with the Commission.

          December 31, 2004. Deliveries shall begin in January 2004. The TMW units slated for the Israeli market shall be sold at an additional
          $ *** per unit.

     B)   An additional *** Universal units, which shall be delivered not later than December 31, 2004 for $ ***  per unit for the
          single/dual/clip-on switch type of unit, and $ ***  per unit for the
          Encoder type. These prices shall be valid for deliveries beginning from March 2004.

     C)   About *** MMR units of any configuration, except a DriveBy configuration, for $ *** per unit, and these shall be delivered not later than December 31, 2004.

     D)   About *** MMR units with a DriveBy configuration for $ *** per unit, and these shall be delivered not later than December 31, 2004.

     Arad shall inform Telematics at least 90 days in advance regarding the quarterly quantity and required delivery distribution according to product, and Telematics shall supply the quantity ordered on time, as stated.

2.   Telematics shall provide units in working order, that is: with standards approvals such as those issued by the FCC, or any other approval required by the Israeli authorities, such as the Ministry of Communications (MOC).
     Additionally, Arad hereby undertakes to act in accordance with the terms of the Israeli and foreign authorizations, as these shall be updated from time to time.

3.   Telematics shall supply the product under its responsibility with a warranty in accordance with Para. 6 of the Production Agreement dated June
     14, 2001. In addition, Telematics shall repair malfunctioning units after the warranty period at a price of the direct *** .

4.   Units that are supplied by Telematics may be used for other applications employed by the same product, according to Arad's prerogative. Costs for products that differ from the cost of the original product (Dialog3G) will be calculated separately.

5.   Each month Arad shall register Telematics as an exporter sharing in at least 50% of the full value of the products sold by Telematics to Arad.

***   Confidential material redacted and filed separately with the Commission.

6.   The cost of engineering support paid by Arad shall be equal to $ ***  per month for the entire delivery period.

7.   A)   The deposit in the amount of $ *** paid to Telematics for previous orders shall be offset from the payments due for the aforementioned deliveries, beginning in January 2004, in six equal monthly installments.

     B)   Payments shall be made against signed bills of lading of Telematics products and COC documents that include quality data regarding the unit (quality assurances).

8.   Payment terms for the orders - Net + *** days.

9.   In the event there is a halt in sales of AMR, Arad shall be entitled to announce a production halt. In such an event Arad shall be obligated to purchase the entire production inventory (raw materials and finished products) planned for a four-month period following announcement of the production halt.

10.  In addition to the contents of paragraph 1 above, Telematics shall develop, manufacture and supply Arad with an additional *** units using DSSS
     (Direct Sequence Spread Spectrum) technology. For the purpose of this agreement, the start of production of these DSSS units is planned for the fourth quarter of 2004. Deliveries shall be is specified below:

     A)   *** TMW-DS units for $ *** per unit, distributed according to the order appended to this agreement, and which shall be delivered no later than 18 months from the start of production.

     B)   *** additional Universal type units, which shall be delivered no later than 18 months from the start of production in exchange for about $ *** per single/dual switch type unit, and about $ *** per
          Encoder type unit.

     C)    ***  MMR-DS units with a Repeater configuration (including a cellular cell and battery) for $ *** per unit, and with a Concentrated configuration for $ *** per unit; and these shall be delivered not later than 18 months from the start of production.

     D)    *** MMR-DS units with a DriveBy configuration for $ *** per unit, and these shall be delivered not later than 18 months from the start of production.

***   Confidential material redacted and filed separately with the Commission.

     E)    *** MMR-DS units with a Low Cost Repeater configuration for around
          $ *** per unit, and these shall be delivered not later than 18 months from the start of production.

     Arad shall inform Telematics at least 90 days in advance regarding the quarterly quantities and delivery distribution according to product as required, and Telematics shall deliver the quantity on time, as stated.

11.  Telematics shall operate directly with the customer from China regarding
     AMR for electricity and gas only. The product sold shall be different from the products supplied to Arad. If the sale does not include components manufactured by Arad, Telematics shall pay Arad a fee equivalent to 5% of the revenue from to the sale of Telematics products from the factory gate to this customer, as they are actually received by Telematics. If the sale includes Arad components, Arad shall not be entitled to any payment beyond payment for the said components.

12.  The validity of the Agreements and this Appendix to the Agreements shall be five years from the date on which this Appendix is signed.

13.  The previous Agreements between the parties shall continue and shall apply to the mutual relations between the parties, provided they do not conflict with the contents of this Appendix. In any event of a contradiction between the Agreements and the Appendix, the Appendix shall take precedence.

14.  VAT must be added to all of the prices quoted above, at the rate specified by law and against tax invoices.

15.  Payments quoted above shall be paid in New Israeli Shekels according to the representative rate of the US dollar on the day the payment is actually made.

   AND IN WITNESS THEREOF THE PARTIES HAVE SIGNED ON THE AFOREMENTIONED DATE:

          (-signed-)                                      (-signed-)
-------------------------------                 -------------------------------
   Telematics Wireless, Ltd.                        Arad Technologies, Ltd.

***   Confidential material redacted and filed separately with the Commission.